Exhibit 10.76
Dated 11 December 2009
SINGAPORE TOURISM BOARD
and
MARINA BAY SANDS PTE. LTD.
SUPPLEMENTAL AGREEMENT
(to the Development Agreement dated 23 August 2006)

ALLEN & GLEDHILL LLP
ONE MARINA BOULEVARD #28-00
SINGAPORE 018989

i

This Supplemental Agreement is made on 11 December 2009 between:
(1)
SINGAPORE TOURISM BOARD, a body corporate established under the Singapore Tourism Board Act (Chapter 305B) and having its office at No. 1 Orchard Spring Lane, Tourism Court, Singapore 247729 (hereinafter called the “Lessor”); and

(2)
MARINA BAY SANDS PTE. LTD., a company incorporated in the Republic of Singapore (Company Registration Number 200507292R) and having its registered office at 4 Shenton Way #17-01 SGX Centre 2, Singapore 068807 (hereinafter called the “Lessee”).

Whereas:
(A)
By a Development Agreement dated 23 August 2006 (hereinafter called the “Principal Agreement”) made between the Lessor and the Lessee, the Lessor has agreed to grant, and the Lessee has agreed to take, a lease of the Land (as defined in the Principal Agreement) for a term of sixty (60) years less one day commencing from 23 August 2006, upon the terms and conditions contained in the Principal Agreement and the Lease (as defined in the Principal Agreement).

(B)
The Lessor and the Lessee are desirous of entering into this Supplemental Agreement for the purpose of making certain amendments and variations to, and supplementing, the Principal Agreement and the Lease, as more particularly provided in this Supplemental Agreement.

It is agreed as follows:
1.	Interpretation
1.1	Definitions: In this Supplemental Agreement, unless there is something in the subject or context inconsistent therewith:

“Additional State Land” means that part of Lot 276X of Town Subdivision 30 with a site area of 230.8 square metres as shown edged in red on the plan attached to this Supplemental Agreement as Appendix 3.

“Additional State Land Payment” has the meaning ascribed to it in Clause 4.1.1(ii)(b) of this Supplemental Agreement.

“Additional State Land SLA Letter” means the letter dated 24 June 2008 issued by the SLA to the Lessor.

“Alienation Notice” has the meaning ascribed to it in Clause 4.2.2 of this Supplemental Agreement.

“Amendment to Banker’s Guarantees” means the amendment to the Banker’s Guarantees to be executed by each of the Issuing Banks in the form set forth in Appendix 6 attached to this Supplemental Agreement.

“Banker’s Guarantees” means collectively:
(i)	Banker’s Guarantee No. 550-02-0532474 for S$115,562,718 dated 14 January 2008 and issued by DBS Bank Ltd. in favour of the Lessor;
(ii)	Banker’s Guarantee No. LG5TF81001588 for S$19,260,453 dated 14 January 2008 and issued by Oversea-Chinese Banking Corporation Limited in favour of the Lessor; and
(iii)	Banker’s Guarantee No. 1CMPG073723 for S$57,781,359 dated 14 January 2008 and issued by United Overseas Bank Limited in favour of the Lessor, and “Banker’s Guarantee” means any of them.

“Bridge Abutment Structure” means the bridge abutment structure to be constructed by the Lessee within MBS(A) for the pedestrian bridge to be constructed by the URA across the channel of water currently known as ‘Marina Channel’.

“Designated Stratum above RL 95.00M” means the subterranean stratum set above RL 95.00m within MBS(A) where the Bridge Abutment Structure is located.

“Designated Stratum below RL 95.00M” means the subterranean stratum set below RL 95.00m within MBS(A).

“Issuing Banks” means DBS Bank Ltd., Oversea-Chinese Banking Corporation Limited and United Overseas Bank Limited, and “Issuing Bank” means any of them.

“MBS(A)” means that part of the Additional State Land with an area of 32.54 square metres marked MBS(A) on the plan attached to this Supplemental Agreement as Appendix 3.

“MBS(B)” means that part of the Additional State Land with an area of 198.26 square metres marked MBS(B) on the plan attached to this Supplemental Agreement as Appendix 3.

“Operative Date” has the meaning ascribed to it in Clause 2.1 of this Supplemental Agreement.

“Parties” means the Lessor and the Lessee, and “Party” means either of them.

“President” means the President of the Republic of Singapore and his successors-in-office.

“SLA” means the Singapore Land Authority.

“Surrender Areas” means, collectively, the subterranean lots edged in red and identified as Parcel A2 and Parcel A3 on the plan attached to this Supplemental Agreement as Appendix 4.

1.2
Defined Terms: All terms and references used in the Principal Agreement and which are defined or construed in the Principal Agreement but are not defined or construed in this Supplemental Agreement shall have the same meaning and construction in this Supplemental Agreement.

1.3	Terms Defined in Glossary of Terms: The definitions contained in the Glossary of Terms as set out in Annex “A” of the RFP shall, where the context so requires, apply to this Supplemental Agreement.

1.4
Headings: In this Supplemental Agreement, headings are for convenience of reference only and do not affect interpretation and where an expression is defined in this Supplemental Agreement or the Principal Agreement, another part of speech or grammatical form of that expression has a corresponding meaning.

1.5	Appendices and Schedule: Appendices 1 to 8 and the Schedule attached to this Supplemental Agreement shall be taken, read and construed as parts of the Principal Agreement.

2.	Operative Date

2.1
Applicable Date: The Parties hereby agree that the amendments, variations and supplements to the Principal Agreement as more particularly provided in this Supplemental Agreement shall take effect on the date of this Supplemental Agreement (hereinafter called the “Operative Date”).

2.2
Amendment to Banker’s Guarantees: The Lessee shall, concurrently upon the Lessee’s execution of this Supplemental Agreement, provide to the Lessor the Amendment to Banker’s Guarantees duly executed by each of the Issuing Banks.

2.3
Construction of Principal Agreement and Supplemental Agreement: The Principal Agreement and this Supplemental Agreement shall be read and construed as one document and this Supplemental Agreement shall be considered to be part of the Principal Agreement and, without prejudice to the generality of the foregoing, where the context so allows:

2.3.1
references in the Principal Agreement to “this Agreement”, howsoever expressed, shall be read and construed as references to the Principal Agreement as amended, varied and/or supplemented by this Supplemental Agreement; and

2.3.2
references in the Lease to the Development Agreement, howsoever expressed, shall be read and construed as references to the Principal Agreement as amended, varied and/or supplemented by this Supplemental Agreement.

2.4
Terms of Principal Agreement: Subject to the amendments, variations and supplements to the Principal Agreement as provided in this Supplemental Agreement, all of the terms and conditions of the Principal Agreement are hereby confirmed and shall remain in full force and effect.

3.	Surrender Areas
3.1	Requirement for Surrender: The Lessee hereby agrees and acknowledges that:
3.1.1
the Surrender Areas have been approved by the Competent Authorities on 26 October 2007 to be incorporated into the Land Transport Authority’s railway area for the Downtown Line Stage 1 and in view of the Surrender Areas being required for a public purpose, the provisions of clause 19.1 of the Principal Agreement apply; and

3.1.2	pursuant to the provisions of clause 19.1 of the Principal Agreement, the Lessee is required to surrender the Surrender Areas to the Lessor free of payment.
3.2	Agreement by Lessee: The Lessee hereby further agrees and acknowledges that in view of the surrender of the Surrender Areas:
3.2.1
the Surrender Areas shall, with effect from 16 June 2009, cease to form part of the Land to be leased to the Lessee and the Lessor shall not be required to pay to the Lessee any compensation, fee or charge to the Lessee on account of the foregoing; and

3.2.2	the Lessee shall, by no later than 30 days after the Operative Date, furnish to the Lessor:
(i)	evidence that the Surrender Areas have been discharged or released from all encumbrances created by the Lessee in favour of its mortgagee; and
(ii)	copy of the withdrawal of caveat lodged by the Lessee in respect of the Surrender Areas.
3.3	Definition of Land: The Parties hereby agree that:
3.3.1
the definition of “Land” appearing in clause 1.1 of the Principal Agreement shall, with effect from the Operative Date and until the date of the Alienation Notice, be deleted in its entirety and substituted with the following new definition:

“ “Land” means all those pieces or parcels of land at Marina Bay, along Bayfront Avenue known as State Land Lot 256A of Town Subdivision 30 as shown delineated and marked on the plan marked as Annexure “A” comprising Parcel A1 together with:
(i)	such stratum of subterranean space in Parcel A4 and Parcel A5;

(ii)	such stratum of air space in Parcel A6;

(iii)	such strata of air and subterranean space in Parcel A7; and

(iv)	part of the foreshore and sea-bed within Parcel AW1 and Parcel AW2, and any other pieces or parcels of land (including subterranean space, airspace, foreshore or seabed) as may hereafter be approved by the Competent Authorities.”; and

3.3.2
Annexure “A” referred to in the Principal Agreement and this Supplemental Agreement shall, with effect from the Operative Date and until the date of the Alienation Notice, mean and refer to the Annexure “A” attached to this Supplemental Agreement as Appendix 1.

4.	Additional State Land

4.1	Acknowledgment by Parties:
4.1.1	The Parties hereby confirm and acknowledge that:
(i)	at the request of the Lessee, the Lessor has applied to the President to alienate the Additional State Land to the Lessor; and

(ii)	pursuant to the Additional State Land SLA Letter:
(a)
the SLA has informed the Lessor that the SLA is prepared to recommend to the President, the alienation of the Additional State Land to the Lessor on the terms and conditions as set out in Annex A to the Additional State Land SLA Letter; and

(b)
the Lessee has, at the request of the Lessor, made payment of the sum of S$321,870.00 (hereinafter called the “Additional State Land Payment”) payable by the Lessor to the Commissioner of Lands, SLA pursuant to the terms of the Additional State Land SLA Letter.

4.1.2	The Lessee hereby acknowledges the terms and conditions set forth in the Additional State Land SLA Letter.
4.2	Additional State Land:
4.2.1
In consideration of the Lessee having paid to the Lessor the Additional State Land Payment and subject to the Additional State Land being alienated to the Lessor, the Lessor hereby agrees to grant to the Lessee, and the Lessee hereby agrees to take, a lease of the Additional State Land for a term commencing on 19 August 2008 and ending on 21 August 2066, such lease of the Additional State Land to be on the terms and conditions set forth in the Principal Agreement and the Lease (as amended, varied and/or supplemented by the provisions of this Supplemental Agreement).

4.2.2
The Lessor hereby agrees that following the receipt by the Lessor of the SLA’s confirmation that the Additional State Land is being alienated to the Lessor, the Lessor will give written notice thereof to the Lessee (hereinafter called the “Alienation Notice”) and vacant possession of the Additional State Land on an “as is where is” basis together with all existing structures, if any thereon, shall be delivered to the Lessee not later than 30 days after the date of the Lessor’s service of the Alienation Notice on the Lessee.

4.2.3	The Parties hereby agree that forthwith upon the issuance of the Alienation Notice:
(i)	the definition of “Land” appearing in clause 1.1 of the Principal Agreement shall be deleted in its entirety and substituted with the following new definition:

“ “Land” means all those pieces or parcels of land at Marina Bay, along Bayfront Avenue known as State Land Lot 256A of Town Subdivision 30 as shown delineated and marked on the plan marked as Annexure “A” comprising Parcel A1 together with:

(i)	such stratum of subterranean space in Parcel A4 and Parcel A5;

(ii)	such stratum of air space in Parcel A6;

(iii)	such strata of air and subterranean space in Parcel A7;

(iv)	part of the foreshore and sea-bed within Parcel AW1 and Parcel AW2; and

(v)	the Additional State Land,
and any other pieces or parcels of land (including subterranean space, airspace, foreshore or seabed) as may hereafter be approved by the Competent Authorities.”;
(ii)	Annexure “A” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “A” attached to this Supplemental Agreement as Appendix 2;
(iii)	clause 2 of the Principal Agreement shall be amended by the insertion of new clauses 2.2 and 2.3 after clause 2.1:
“2.2
The Lessee acknowledges that the Additional State Land is being leased to the Lessee to facilitate better integration between the Integrated Resort and the URA’s proposed new pedestrian bridge across the channel of water currently known as ‘Marina Channel’ and that the works to be carried out at the Additional State Land shall form part of the construction works relating to construction and completion of the Integrated Resort. Pursuant to the foregoing the Lessee hereby agrees that all works to be carried out at the Additional State Land shall comply in all respects with the provisions of this Agreement including, without limitation, the provisions of Clauses 11 and 12 of this Agreement and all references to the Land in the Accepted Proposal and the Planning Parameters shall include, where the context so admits, references to the Additional State Land. Without prejudice to the generality of the foregoing, the Lessee hereby further agrees to ensure that:

(i)	there shall be no Gross Floor Area generating activities at the Designated Stratum below RL95.00m; and

(ii)
the Gross Floor Area within MBS(B) shall (a) not exceed the breakdown of Gross Floor Area more particularly set out in paragraph 4 of the Additional State Land SLA Letter, and (b) not cause the maximum permissible Gross Floor Area of 570,000 square metres for the Integrated Resort to be exceeded except with the prior written approval of the Competent Authorities.

2.3	Without prejudice to the generality of Clause 19 of this Agreement, the Lessee hereby agrees that, after completion of the construction of the Bridge Abutment Structure within MBS(A):
(i)	the Lessee will forthwith after completion of the construction of the Bridge Abutment Structure within MBS(A), give written notice thereof to the Lessor;
(ii)
the Lessee will, at the request of the Lessor, surrender to the Lessor or to such other party as the Lessor may direct, the Designated Stratum above RL95.00m in order to ensure that the Bridge Abutment Structure will be independent of the Integrated Resort, such surrender of the Designated Stratum above RL95.00m to be on the basis that the Lessor shall not be required to pay to the Lessee any compensation, fee or charge to the Lessee on account of the foregoing; and

(iii)
the Lessee shall, at its own cost and expense, take all such steps as are necessary or appropriate in order to facilitate the surrender of the Designated Stratum above RL95.00m to the Lessor or to such other party as the Lessor may direct, as soon as practicable after any such request for surrender of the Designated Stratum above RL95.00m is made by the Lessor.”;

(iv)	the section of the Lease under the heading “Term of Lease/Consideration” shall be deleted and replaced by the following new section:
“Term of Lease/Consideration
(a)	For the Land (other than the Additional State Land (as defined in the Development Agreement referred to in Clause 1.1 below))
Term of Lease: Sixty (60) years less one (1) day
Commencement Date: 23 August 2006
Annual Rent: Nil
Consideration: S$1,200,000,000.00 exclusive of the prevailing goods and services tax and other miscellaneous fees

(b)	For the Additional State Land
Term of Lease: The period commencing from (and including) 19 August 2008 and ending on 21 August 2066
Commencement Date: 19 August 2008
Annual Rent: Nil
Consideration: S$300,000.00 exclusive of the prevailing goods and services tax and other miscellaneous fees”; and
(v)	clause 1.3 of the Lease shall be amended by the insertion of the following new clauses 1.3.2 and 1.3.3 after clause 1.3.1:
“1.3.2
The Lessee acknowledges that the Additional State Land is being leased to the Lessee to facilitate better integration between the Integrated Resort and the URA’s proposed new pedestrian bridge across the channel of water currently known as ‘Marina Channel’ and that the works to be carried out at the Additional State Land shall form part of the construction works relating to construction and completion of the Integrated Resort. Pursuant to the foregoing the Lessee hereby agrees that all works to be carried out at the Additional State Land shall comply in all respects with the provisions of the Development Agreement and this Lease including, without limitation, the provisions of Clauses 1.7 and 1.10 of this Lease and all references to the Land in the Accepted Proposal and the Planning Parameters shall include, where the context so admits, references to the Additional State Land. Without prejudice to the generality of the foregoing, the Lessee hereby further agrees to ensure that:

(i)	there shall be no Gross Floor Area generating activities at the Designated Stratum below RL95.00m; and
(ii)
the Gross Floor Area within MBS(B) shall (a) not exceed the breakdown of Gross Floor Area more particularly set out in paragraph 4 of Additional State Land SLA Letter, and (b) not cause the maximum permissible Gross Floor Area of 570,000 square metres for the Integrated Resort to be exceeded except with the prior written approval of the Competent Authorities.

1.3.3	Without prejudice to the generality of Clause 1.21 of this Lease, the Lessee hereby agrees that, after completion of the construction of the Bridge Abutment Structure within MBS(A):
(i)	the Lessee will forthwith after completion of the construction of the Bridge Abutment Structure within MBS(A), give written notice thereof to the Lessor;
(ii)
the Lessee will, at the request of the Lessor, surrender to the Lessor or to such other party as the Lessor may direct, the Designated Stratum above RL 95.00m in order to ensure that the Bridge Abutment Structure will be independent of the Integrated Resort, such surrender of the Designated Stratum above RL95.00m to be on the basis that the Lessor shall not be required to pay to the Lessee any compensation, fee or charge to the Lessee on account of the foregoing; and

(iii)
the Lessee shall, at its own cost and expense, take all such steps as are necessary or appropriate in order to facilitate the surrender of the Designated Stratum above RL95.00m to the Lessor or to such other party as the Lessor may direct, as soon as practicable after any such request for surrender of the Designated Stratum above RL95.00m is made by the Lessor.”.

5.	Provision of Information
5.1
The Parties hereby agree that the Lessee shall fully disclose to the Lessor, within a reasonable time after receipt of the Lessor’s request, any relevant information in relation to the construction, building and/or development of the IR including information relating to the Lessee’s direct or indirect holding companies and all relevant financial information Provided That nothing herein shall require the Lessee to make disclosure to the Lessor of any of the foregoing which is price sensitive information or material non-public information (as used or defined under United States of America federal securities laws and regulations) prior to the disclosure to the public, but the Lessee shall ensure that on any disclosure of any such price sensitive information or material non-public information to the public, such information is made available to the Lessor either concurrently upon the disclosure thereof to the public or, where concurrent disclosure to the Lessor is not practicable, such information is made available to the Lessor as soon as reasonably possible thereafter.

6.	Amendments to the Principal Agreement
6.1	The Parties hereby agree to the following taking effect from (and including) the Operative Date:
6.1.1	the insertion of the following new definitions in clause 1.1 of the Principal Agreement:
“ “Additional State Land” means that part of Lot 276X of Town Subdivision 30 with a site area of 230.8 square metres as shown edged in red on the plan attached to the Supplemental Agreement as Appendix 3;
“Additional State Land SLA Letter” means the letter dated 24 June 2008 issued by the SLA to the Lessor;
“Bridge Abutment Structure” means the bridge abutment structure to be constructed by the Lessee within MBS(A) for the pedestrian bridge to be constructed by the URA across the channel of water currently known as ‘Marina Channel’;
“Components” means the components of the IR as more particularly specified in column B of the Schedule to the Supplemental Agreement, and “Component” means any of them;
“Component Finish Date” means each of the dates specified in column A of the Schedule to the Supplemental Agreement to be the date for Finish of the Components and where an extension of time in respect of any Component Finish Date has been granted by the Lessor under Clause 12.10 in respect of any Component, the expression “Component Finish Date” shall, in respect of any such Component, mean and refer to the extended date for Finish approved by the Lessor under Clause 12.10;
“Designated Staircases and Platform Stratum” means the stratum within that part of Lot 256A Town Subdivision 30 (Parcel A1) where the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, are located;
“Designated Stratum above RL95.00M” means the subterranean stratum set above RL 95.00m within MBS(A) where the Bridge Abutment Structure is located;
“Designated Stratum below RL95.00M” means the subterranean stratum set below RL 95.00m within MBS(A);

“Finish” in relation to any Component means:
(i)	the completion of the construction of such Component with TOP issued for such Component where required under the Building Control Act (Chapter 29) to be issued with TOP;
(ii)
the application of all finishing material, gaming equipment, furniture, fittings, furnishings and such other built-in and loose items for the purpose of bringing such Component to a state of operational readiness to receive visitors; and

(iii)	such Component being open for business,
and where no TOP is required under the Building Control Act (Chapter 29) to be issued for such Component, completion of such Component under paragraph (i) above shall mean the written confirmation of the relevant Competent Authority that it is completed in accordance with its requirements and to its satisfaction and where the Planning Parameters make specific provisions for the completion of such Component, completion of such Component under paragraph (i) above shall mean completion in accordance with such specific provisions, and “Finish” as a verb and “Finished” in relation to each Component shall have corresponding meanings;
“MBS(A)” means that part of the Additional State Land with an area of 32.54 square metres marked MBS(A) on the plan attached to the Supplemental Agreement as Appendix 3;
“MBS(B)” means that part of the Additional State Land with an area of 198.26 square metres marked MBS(B) on the plan attached to the Supplemental Agreement as Appendix 3;
“Net Lettable Area” means the area in the IR that is to be leased for retail purposes, excluding common areas such as corridors, lift shafts, fire escape, staircases and toilets, which said Net Lettable Area shall not, in any case, be less than 52,000 square metres;
“Permissible GFA” means the maximum permitted GFA for the Land which shall be 570,000 square metres or such other amount approved in writing by the Competent Authorities;
“President” means the President of the Republic of Singapore and his successors-in-office;
“SLA” means the Singapore Land Authority;
“Staircases and Platform” shall have the meaning ascribed to it in Clause 13A.1;
“Supplemental Agreement” means the supplemental agreement (to this Agreement) dated 11 December 2009 made between the Lessor and the Lessee;
“Target Date” means 31 December 2011 or such other date as may be approved in writing by the Lessor to be an extended date for the Target Date;”;

6.1.2	the deletion of the definition “Accepted Proposal” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Accepted Proposal” means the detailed concept proposals, reports, plans, designs, perspectives, drawings scale models and the documents listed in Annexure “D” and shall include, where applicable, such amendments thereto as may be made by the Lessee with the approval of the Lessor and the Development Investment amount to be expended for the development submitted by the Lessee, pursuant to and in compliance with the RFP relating to the construction, development and establishment of the IR and accepted by the Lessor;”;
6.1.3	the deletion of the definition “Completion” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Completion” of the IR or the Proposed GFA (as the case may be) means:
(i)	the completion of the construction of the IR on the Land with TOP issued for those parts of the IR which are required under the Building Control Act (Chapter 29) to be issued with TOP; and
(ii)
the application of all finishing material, gaming equipment, furniture, fittings, furnishings and such other built-in and loose items for the purpose of bringing the IR to a state of operational readiness to receive visitors, and where no TOP is required under the Building Control Act (Chapter 29) to be issued for any part of the IR, completion of such part under paragraph (i) above shall mean the written confirmation of the relevant Competent Authority that it is completed in accordance with its requirements and to its satisfaction and where the Planning Parameters make specific provisions for the completion of any part of the IR or any item of works, completion of such part or item under paragraph (i) above shall mean completion in accordance with such specific provisions, and “Complete” and “Completed” in relation to the IR shall have corresponding meanings;”;
6.1.4	the deletion of the definition “Development Investment” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Development Investment” means the amount as stated in Clause 7 of this Agreement to be paid or incurred by the Lessee in the development of the whole of the IR in:
(i)	fixed asset investment such as the construction, building and fitting-out costs; and
(ii)	tangible movable assets such as gaming equipment, furniture and exhibits (e.g. art pieces) that are included in the IR’s inventory list and are displayed or stored permanently within the IR, but excluding the Land Premium;”;

6.1.5	the deletion of the definition “External Auditors” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “External Auditors” means the auditors appointed to undertake the auditing and certification of the Completion of the Proposed GFA and the expenditure by the Lessee towards the Development Investment for the duration of the development of the IR, which auditing is to be conducted on a progressive basis until the whole of the IR is Completed and one hundred per cent (100%) of the Development Investment has been paid or incurred;”;
6.1.6	the deletion of the definition “External Auditors’ Confirmation” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “External Auditors’ Confirmation” means the written confirmation of the External Auditors in relation to the amount of the Development Investment that the Lessee has paid or incurred and whether the whole of the IR is Completed;”;
6.1.7	the deletion of the definition “First Phase” in clause 1.1 of the Principal Agreement in its entirety;
6.1.8	the deletion of the definition “Key Attractions” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Key Attractions” means all of the following attractions, facilities or buildings proposed by the Lessee in the Accepted Proposal to be developed and established on the Land during the Lease Term:
(i)
MICE facilities and supporting areas with a GFA of 122,400 square metres and which shall include 36,471 square metres of exhibition hall areas, meeting room areas of 40,912 square metres and a grand ballroom (having not more than three (3) columns) of 8,140 square metres with a seating capacity for at least 6,160 persons for a banquet, 7,000 persons for a stage performance or 11,000 persons for an auditorium-style lecture;

(ii)
two (2) state-of-the-art theatres with a total area of 28,321 square metres and seating capacity of 1,650 to 2000 seats for long run shows and 2,125 seats for short run shows, each equipped to cater for ‘live’ broadcast of gala events;

(iii)	an art science museum with a total area of 15,290 square metres;

(iv)	a nightly light and water show;
(v)	a sky park of 12,424 square metres at the top of the three (3) tower blocks comprising the hotel, with a section which shall be accessible to the public;

(vi)	retail areas with a total GFA of 87,102 square metres and one (1) “floating” crystal pavilion on the water fronting the Waterfront Promenade with a GFA of 2,850 square metres;
(vii)	food and beverage areas with a total area/GFA of 20,550 square metres, comprising:
(a)	six (6) signature restaurants featuring award winning chefs, to be known as “Celebrity Chef Restaurants”; and
(b)	one (1) “floating” crystal pavilion on the water fronting the Waterfront Promenade with a GFA of 2,850 square metres; and
(viii)	the Event Plaza to accommodate 10,000 people as stated in the Accepted Proposal with a motorised screw-jack system that can achieve up to four (4) types of configuration, and the expression “Key Attractions” shall include the Key Attractions as improved/updated/modernised/refurbished from time to time pursuant to the provisions of Clause 17.3 or Clause 17.4 (as the case may be);”;
6.1.9	the deletion of the definition “Land Premium” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Land Premium” means the sum of S$1,200,300,000.00 (exclusive of GST which shall be paid by the Lessee) paid by the Lessee to the Lessor for the Land;”;
6.1.10	the deletion of the definition “Lease Term” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Lease Term” means:
(i)	in relation to the Land (other than the Additional State Land), a term of Sixty (60) years less one (1) day; and
(ii)	in relation to the Additional State Land, a term commencing on 19 August 2008 and ending on 21 August 2066;”;
6.1.11	the deletion of the definition “Planning Parameters” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:

“ “Planning Parameters” means the comprehensive guidelines to be complied with by the Lessee in all material respects on the planning, design, infrastructural and technical requirements applicable in relation to the construction and development of the IR at the Land as set out in the following Annexes of the RFP:

(i)	Annex B1 entitled “Planning, Design and Infrastructure Requirements for the Integrated Resort at Marina Bay” together with the plans attached thereto in Annex B1.1, Annex B1.2 and Annex B1.3; and

(ii)
Annex B2 entitled “Technical Requirements for the Integrated Resort at Marina Bay” together with the plans attached thereto in Annex B2.1, the “Land Transport Authority Requirements for Provision of Proposed Rapid Transit System and Roadworks” attached thereto in Annex B2.2, and the “Singapore District Cooling Requirements for the Integrated Resort at Marina Bay” attached thereto in Annex B2.3, and as amended, varied and clarified by any corrigendum, addendum and clarifications issued by the Lessor during the period from the 15th day of November 2005 to the 29th day of March 2006 (both dates inclusive) or (b) as may at any time after the Effective Date be amended, varied or changed by agreement between the Lessee and the Competent Authorities and, if required, approved by the Lessor;”;
6.1.12	the deletion of the definition “Proposed GFA” in clause 1.1 of the Principal Agreement in its entirety and substituting it with the following new definition:
“ “Proposed GFA” means the GFA for the whole of the IR proposed by the Lessee in the Accepted Proposal and to be complied with, in the development, and which shall not be less than 270,000 square metres;”;
6.1.13	Annexure “D” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “D” attached to this Supplemental Agreement as Appendix 5;
6.1.14	Annexure “E” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “E” attached to this Supplemental Agreement as Appendix 7; and
6.1.15	Annexure “F” referred to in the Principal Agreement and this Supplemental Agreement shall mean and refer to the Annexure “F” attached to this Supplemental Agreement as Appendix 8.
7.	Security Deposit
7.1	The Parties hereby agree that, with effect from the Operative Date, clause 5.4 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 5.4:
“5.4 If the Lessee shall fail to:
(i)	pay or incur one hundred per cent (100%) of the Development Investment by the Target Date; or
(ii)	Complete one hundred per cent (100%) of the Proposed GFA by the Target Date; or
(iii) Complete the IR by the Target Date,

the Lessor shall thereupon be entitled to forfeit the Security Deposit, if paid in cash or to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and thereafter the Lessor shall be free of any obligation to return the same. The exercise by the Lessor of its rights under this Clause 5.4 shall be the sole remedy available to the Lessor for failure by the Lessee to pay or incur one hundred per cent (100%) of the Development Investment by the Target Date, Complete one hundred per cent (100%) of the Proposed GFA by the Target Date, or Complete the IR by the Target Date, but shall be without prejudice to the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under any other provision of this Agreement. In the event the Lessor forfeits the whole or any part of the Security Deposit pursuant to this provision, there shall be no obligation on the Lessee to furnish a further amount by way of security deposit to top up the amount so forfeited.”
8.	Planning Parameters
8.1	The Parties agree that, with effect from the Operative Date, clause 8 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 8:
“8.
The provisions of the Planning Parameters shall be incorporated herein and shall form an integral part of this Agreement save that if there is any conflict between the provisions of this Agreement and the Planning Parameters in relation to the planning, design, infrastructure and technical requirements of the construction and development of the IR, the provisions of the Planning Parameters shall prevail. The foregoing is without prejudice to paragraph 4.1.4 of Annex B1 of the RFP and the terms of the LTA Agreement.”

9.	Permitted Use
9.1	The Parties agree that, with effect from the Operative Date, the following new clause shall be inserted into the Principal Agreement as new clause 11.5:
“11.5	The Permissible GFA may be increased from time to time with the approval in writing of the Competent Authorities, Provided That:
(i)	if the approval of the Competent Authorities to any such increase is granted subject to conditions, the Lessee shall, at its own cost and expense, comply with all such conditions;
(ii)
all charges and fees (including, without limitation, additional premium and/or differential premium and other fees, levies and charges that may be imposed upon the Lessor by the SLA or other equivalent authority) in connection with any grant of approval by the Competent Authorities, shall be borne by the Lessee; and

(iii)	the Lessee will give notice to the Lessor of any approval granted by the Competent Authorities to increase the Permissible GFA, such notice to be accompanied by documentary evidence of such approval.”

10.	Completion Time Lines

10.1	The Parties hereby agree that, with effect from the Operative Date:
10.1.1	clause 12.2 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 12.2:
“12.2
Without prejudice to Clause 5.4, the Lessee shall Complete the IR with one hundred per cent (100%) of the Proposed GFA being built and procure the issue of TOP by the Competent Authority for the whole of the IR, within eight (8) years from the Effective Date or such extended period as may be reasonably allowed in writing by the Lessor.”; and

10.1.2	the following new clauses shall be inserted into the Principal Agreement as new clauses 12.8 to 12.12:
“12.8	Without prejudice to Clause 5.4, the Lessee shall ensure that each of the Components are Finished by the Component Finish Date applicable to it.
12.9
In the event the Finish of any Component is delayed by more than three (3) months from the applicable Component Finish Date applicable to it, the Lessee shall give the Lessor written notice thereof, such notice to set out the period of delay and to provide reasonable details of the cause of such delay. The Lessee shall also provide, promptly upon the Lessor’s request, such additional information and/or supporting evidence as may be required by the Lessor in relation to any such delay.

12.10
Subject always to the provisions of Clause 12.11, where the provisions of Clause 12.9 apply, the Lessee shall also seek the approval of the Lessor to an extension of time for the Finish of the relevant Component and the Lessor shall grant its approval to an extension of time for the Finish of such Component if the following conditions are met:

(i)	such delay is not more than twelve (12) months from the applicable Component Finish Date applicable to such Component for the Completion of any such Component; and
(ii)	such delay is not caused recklessly or by any gross negligence on the part of the Lessee.
Where the above conditions are fulfilled, the extension of time allowed by the Lessor shall be for a period corresponding to the period of delay in Completion. The parties agree that delays not caused recklessly or by gross negligence on the part of the Lessee shall include delays caused by matters outside the control of the Lessee, such as shortages of building materials and supplies and labour shortages.
12.11
Notwithstanding any other provision in this Agreement, where any period of delay under Clause 12.10 extends beyond the Target Date, such extension of time granted under Clause 12.10 shall end on the Target Date.

12.12	The Lessor hereby agrees that:
(i)
the Lessee’s failure to pay or incur one hundred per cent (100%) of the Development Investment by the Target Date, the Lessee’s failure to Complete one hundred per cent (100%) of the Proposed GFA by the Target Date, the Lessee’s failure to Complete the IR by the Target Date and/or a breach by the Lessee of the provisions of Clause 12.8, shall not be an Event of Default under Clause 27.1 but save as specifically provided in this Clause 12.12(i), nothing herein shall prejudice:

(a)	the exercise by the Lessor of its rights under Clause 5.4; and
(b)	the rights and remedies conferred upon the Lessor by any provision of this Agreement arising from any breach by the Lessee of its obligations under the provisions of this Agreement;
(ii)	the Lessee shall not be deemed to have failed to Complete one hundred per cent (100%) of the Proposed GFA or to have failed to Complete the IR by virtue only of:
(a)	a tenant having vacated any premises located in that part of the IR comprising the retail mall;
(b)	a tenant not having completed its fitting out; or
(c)	the Lessee not having obtained a tenant for any premises located in that part of the IR comprising the retail mall
Provided That (1) the TOP has been obtained for premises located in that part of the IR comprising the retail mall by the Target Date, and (2) not less than seventy per cent (70%) of the Net Lettable Area of the retail mall is occupied by tenants and is open for business;
(iii)
the Lessee is not obliged to open all parts of the IR on the same day. The Lessee may open such parts or Components or parts of Components of the IR as and when they are ready for opening and in the case of the Casino, as and when the Casino has been Completed and the Casino Licence has been issued. Nothing herein shall relieve the Lessee from its obligations under Clause 12.1, Clause 12.2 and/or Clause 12.3; and

(iv)
in the event of any application by the Lessee to the Lessor for approval to allow the Lessee to substitute the major tenants proposed by the Lessee in the Accepted Proposal (one of which shall be a premium fashion concept store such as Saks Fifth Avenue or Neiman Marcus, and the other of which shall be a unique entertainment concept brand such as SONY or GameWorks) with other retail operators, the Lessor will approve the substitution if the substitute retail operators proposed by the Lessee will not reduce the tourism appeal of the IR.”

11.	Determination of Lease
11.1	The Parties hereby agree that, with effect from the Operative Date, clause 27.1(ii) of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 27.1(ii):
“(ii)	the Lessee is in breach of the provisions of Clause 10.6, Clause 12.1 and/or Clause 12.2;”.
12.	Additional Provisions
The Parties hereby agree that, with effect from the Operative Date:
12.1	The following new clause shall be inserted into the Principal Agreement as new clause 13A:
“13A.	BRIDGE FOUNDATION, STAIRCASES AND PLATFORM

13A.1	The Lessee shall:
(i)
ensure that the foundation as shown in yellow on the plan marked as Annexure “E” (for supporting the pedestrian bridge to be constructed by the URA across the channel of water currently known as ‘Marina Channel’) to be constructed by the Lessee on the Additional State Land and land owned by the State, shall be independent of the IR;

(ii)
construct, install and complete, at its own cost and expense and in accordance with the requirements of the LTA and the Competent Authorities, two (2) staircases and a platform (the “Staircases and Platform”) including, without limitation, the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, such Staircases and Platform to be at that part of the Land shown in green on the plan marked as Annexure “F”; and

(iii)
ensure that the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, shall be independent of the structures, mechanical and electrical equipment, protection systems and other facilities located on, or serving, the IR.

13A.2
Without prejudice to the generality of Clause 19 of this Agreement, the Lessee hereby agrees that, after completion of the construction and installation of the Staircases and Platform and all external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform:

(i)	the Lessee will give written notice thereof to the Lessor;

(ii)
the Lessee shall, at the request of the Lessor, surrender to the Lessor or to such other party as the Lessor may direct, the Designated Staircases and Platform Stratum in order to ensure that the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, will be independent of the IR, such surrender of the Designated Staircases and Platform Stratum to be on the basis that the Lessor shall not be required to pay to the Lessee any compensation, fee or charge to the Lessee on account of the foregoing; and

(iii)
the Lessee shall, at its own cost and expense, take all such steps as are necessary or appropriate in order to facilitate the surrender of the Designated Staircases and Platform Stratum to the Lessor or such other party as the Lessor may direct, as soon as practicable after any such request for surrender of the Designated Staircases and Platform Stratum is made by the Lessor.

13A.3	The Lessee hereby agrees that pending the surrender of the Designated Staircases and Platform Stratum to the Lessor or to such other party as the Lessor may direct:
(i)
the Lessee shall, at the request of the LTA, provide to the LTA and any person authorised by the LTA with or without workmen and others, access to the Staircases and Platform at all times, without any charge, payment, hindrance, obstruction or restriction whatsoever to facilitate maintenance of the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform; and

(ii)
the Staircases and Platform shall be deemed to be areas designated or required by the LTA to be for public use and pursuant thereto, the Lessee hereby agrees that the open spaces or areas referred to in Clause 13.3 shall include, without limitation, the Staircases and Platform.”;

12.2	Clause 27.5 of the Principal Agreement shall be deleted in its entirety and substituted with the following new clause 27.5:
“27.5
Neither party shall be liable for any loss or damage suffered or incurred by the other party (including liability to have the Security Deposit forfeited pursuant to Clause 5.4) arising from the first party’s delay in performing or failure to perform its obligations hereunder to the extent that such delay or failure results from any event of Force Majeure and for so long as such Force Majeure event continues to prevent the first party from performing and discharging such obligations, Provided That:

(i)	the same arises without the fault or negligence of the affected party;
(ii)
the affected party notifies the other party within two (2) Business Days of becoming aware of the same of such event of Force Majeure and the manner and extent to which its obligations are likely to be prevented or delayed; and

(iii)
in the event that any event of Force Majeure results in any delay or failure by the Lessee to pay or incur one hundred per cent (100%) of the Development Investment by the Target Date, Complete one hundred per cent (100%) of the Proposed GFA by the Target Date, or Complete the IR by the Target Date, the Lessee shall renew the Banker’s Guarantee or Insurance Performance Bond for such extended period as shall be necessary to ensure that the Banker’s Guarantee or Insurance Performance Bond shall be valid for a period of not less than six (6) months from the Target Date plus the period of delay caused by the event of Force Majeure. If the Lessee shall fail to renew the Banker’s Guarantee or Insurance Performance Bond in accordance with this Clause 27.5(iii) by the Target Date, then the Lessor shall, notwithstanding any other provision in this Agreement, be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and hold such monies as security for the due performance and observance by the Lessee of the terms and conditions of this Agreement SAVE THAT the Lessee shall not be required to renew the Banker’s Guarantee or the Insurance Performance Bond for so long as the Banker’s Guarantee or the Insurance Performance Bond shall remain valid for a period of not less than six months after the date falling on the Target Date plus the period of delay caused by the event of Force Majeure.

Each party shall use its reasonable endeavours to minimise the duration and effects of any event of Force Majeure on the affected party.”
13.	Lease
13.1
Applicable Date: The Parties hereby agree that the amendments, variations and supplements to the Lease as more particularly provided in this Supplemental Agreement shall take effect on the Operative Date and all references to the Lease in the Principal Agreement shall, with effect from the Operative Date, mean and refer to the Lease as amended, varied and/or supplemented by the provisions of this Supplemental Agreement. The Parties further agree that the Lease to be executed by the Lessee pursuant to the Principal Agreement shall be the Lease in the format annexed to the Principal Agreement and marked as Annexure “C” as amended, varied and/or supplemented by the provisions of this Supplemental Agreement.

13.2
Terms of Lease: Subject to the amendments, variations and supplements to the Lease as provided in this Supplemental Agreement, all of the terms and conditions of the Lease are hereby confirmed and shall remain in full force and effect.

13.3	Amendments to Lease: The Parties hereby agree to the following taking effect from (and including) the Operative Date:
13.3.1	clause 1.1 of the Lease shall be deleted in its entity and substituted with the following new clause 1.1:
“1.1	INTERPRETATION AND DEFINITIONS
(i)
All references in this Lease to the Development Agreement shall mean and refer to the Development Agreement dated the 23rd day of August 2006 made between the Lessor of the one part and the Lessee of the other part, as amended, varied and/or supplemented by the Supplemental Agreement dated 11 December 2009 made between the same parties.

(ii)	The words, definitions or expressions as set out in Clause 1 of the Development Agreement shall be incorporated herein by reference and shall, where the context so requires, apply to this Lease.”;
13.3.2	clause 1.2 of the Lease shall be deleted in its entirety and substituted with the following new clause 1.2:
“1.2
The provisions of the Planning Parameters shall be incorporated herein and shall form an integral part of this Lease save that if there is any conflict between the provisions of this Lease and the Planning Parameters in relation to the planning, design, infrastructure and technical requirements of the construction and development of the IR, the provisions of the Planning Parameters shall prevail. The foregoing is without prejudice to paragraph 4.1.4 of Annex B1 of the RFP and the terms of the LTA Agreement.”;

13.3.3	clause 1.5.4 of the Lease shall be deleted in its entirety and substituted with the following new clause 1.5.4:
“1.5.4	If the Lessee shall fail to:
(i)	pay or incur one hundred per cent (100%) of the Development Investment by the Target Date; or
(ii)	Complete one hundred per cent (100%) of the Proposed GFA by the Target Date; or

(iii)	Complete the IR by the Target Date,
the Lessor shall thereupon be entitled to forfeit the Security Deposit, if paid in cash or to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and thereafter the Lessor shall be free of any obligation to return the same. The exercise by the Lessor of its rights under this Clause 1.5.4 shall be the sole remedy available to the Lessor for failure by the Lessee to pay or incur one hundred per cent (100%) of the Development Investment by the Target Date, Complete one hundred per cent (100%) of the Proposed GFA by the Target Date, or Complete the IR by the Target Date, but shall be without prejudice to the rights and remedies conferred upon the Lessor by any provision of this Lease arising from any breach by the Lessee of its obligations under any other provision of this Lease. In the event the Lessor forfeits the whole or any part of the Security Deposit pursuant to this provision, there shall be no obligation on the Lessee to furnish a further amount by way of security deposit to top up the amount so forfeited.”;

13.3.4	the following new clause shall be inserted into the Lease as new clause 1.7.4:
“1.7.4	The Permissible GFA may be increased from time to time with the approval in writing of the Competent Authorities, Provided That:
(i)	if the approval of the Competent Authorities to any such increase is granted subject to conditions, the Lessee shall, at its own cost and expense, comply with all such conditions;
(ii)
all charges and fees (including, without limitation, additional premium and/or differential premium and other fees, levies and charges that may be imposed upon the Lessor by the SLA or other equivalent authority) in connection with any grant of approval by the Competent Authorities, shall be borne by the Lessee; and

(iii)
the Lessee will give notice to the Lessor of any approval granted by the Competent Authorities to increase the Permissible GFA, such notice to be accompanied by documentary evidence of such approval.”;

13.3.5	clause 1.10.1 of the Lease shall be deleted in its entirety and substituted with the following new clause 1.10.1:
“1.10.1
Without prejudice to Clause 1.5.4, the Lessee shall Complete the IR with one hundred per cent (100%) of the Proposed GFA being built and procure the issue of TOP by the Competent Authority for the whole of the IR, within eight (8) years from the Effective Date or such extended period as may be reasonably allowed in writing by the Lessor and in accordance with, in all respects, the Accepted Proposal, the Planning Parameters, the LTA Agreement and all Laws imposed on the Lessor or the Lessee in respect of the Land.”;

13.3.6	the following new clauses shall be inserted into the Lease as new clauses 1.10.8 to 1.10.12:
“1.10.8	Without prejudice to Clause 1.5.4, the Lessee shall ensure that each of the Components are Finished by the Component Finish Date applicable to it.
1.10.9
In the event the Finish of any Component is delayed by more than three (3) months from the applicable Component Finish Date applicable to it, the Lessee shall give the Lessor written notice thereof, such notice to set out the period of delay and to provide reasonable details of the cause of such delay. The Lessee shall also provide, promptly upon the Lessor’s request, such additional information and/or supporting evidence as may be required by the Lessor in relation to any such delay.

1.10.10
Subject always to the provisions of Clause 1.10.11, where the provisions of Clause 1.10.9 apply, the Lessee shall also seek the approval of the Lessor to an extension of time for the Finish of the relevant Component and the Lessor shall grant its approval to an extension of time for the Finish of such Component if the following conditions are met:

(i)	such delay is not more than twelve (12) months from the applicable Component Finish Date applicable to such Component for the Completion of any such Component; and
(ii)	such delay is not caused recklessly or by any gross negligence on the part of the Lessee.
Where the above conditions are fulfilled, the extension of time allowed by the Lessor shall be for a period corresponding to the period of delay in Completion. The parties agree that delays not caused recklessly or by gross negligence on the part of the Lessee shall include delays caused by matters outside the control of the Lessee, such as shortages of building materials and supplies and labour shortages.
1.10.11
Notwithstanding any other provision in this Lease, where any period of delay under Clause 1.10.10 extends beyond the Target Date, such extension of time granted under Clause 1.10.10 shall end on the Target Date.

1.10.12	The Lessor hereby agrees that:
(i)
the Lessee’s failure to pay or incur one hundred per cent (100%) of the Development Investment by the Target Date, the Lessee’s failure to Complete one hundred per cent (100%) of the Proposed GFA by the Target Date, the Lessee’s failure to Complete the IR by the Target Date and/or a breach by the Lessee of the provisions of Clause 1.10.8, shall not be an Event of Default under Clause 4.1 but save as specifically provided in this Clause 1.10.12(i), nothing herein shall prejudice:

(a)	the exercise by the Lessor of its rights under Clause 1.5.4; and
(b)	the rights and remedies conferred upon the Lessor by any provision of this Lease arising from any breach by the Lessee of its obligations under the provisions of this Lease;
(ii)	the Lessee shall not be deemed to have failed to Complete one hundred per cent (100%) of the Proposed GFA or to have failed to Complete the IR by virtue only of:
(a)	a tenant having vacated any premises located in that part of the IR comprising the retail mall;
(b)	a tenant not having completed its fitting out; or
(c)	the Lessee not having obtained a tenant for any premises located in that part of the IR comprising the retail mall

Provided That (1) the TOP has been obtained for premises located in that part of the IR comprising the retail mall by the Target Date, and (2) not less than seventy per cent (70%) of the Net Lettable Area of the retail mall is occupied by tenants and is open for business;
(iii)
the Lessee is not obliged to open all parts of the IR on the same day. The Lessee may open such parts or Components or parts of Components of the IR as and when they are ready for opening and in the case of the Casino, as and when the Casino has been Completed and the Casino Licence has been issued. Nothing herein shall relieve the Lessee from its obligations under Clause 1.10.1 and/or Clause 1.10.2; and

(iv)
in the event of any application by the Lessee to the Lessor for approval to allow the Lessee to substitute the major tenants proposed by the Lessee in the Accepted Proposal (one of which shall be a premium fashion concept store such as Saks Fifth Avenue or Neiman Marcus, and the other of which shall be a unique entertainment concept brand such as SONY or GameWorks) with other retail operators, the Lessor will approve the substitution if the substitute retail operators proposed by the Lessee will not reduce the tourism appeal of the IR.”;

13.3.7	clause 4.1(b) of the Lease shall be deleted in its entirety and substituted with the following new clause 4.1.(b):
“(ii)	the Lessee is in breach of the provisions of Clause 1.9.6, and/or Clause 1.10.1;”;
13.3.8	the following new clause shall be inserted into the Lease as new clause 1.11A:
“1.11A	BRIDGE FOUNDATION, STAIRCASES AND PLATFORM

1.11A.1	The Lessee shall:
(i)
ensure that the foundation as shown in yellow on the plan marked as Annexure “E” attached to the Supplemental Agreement as Appendix 7 (for supporting the pedestrian bridge to be constructed by the URA across the channel of water currently known as ‘Marina Channel’) to be constructed by the Lessee on the Additional State Land and land owned by the State, shall be independent of the IR;

(ii)
construct, install and complete, at its own cost and expense and in accordance with the requirements of the LTA and the Competent Authorities, the Staircases and Platform including, without limitation, the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, such Staircases and Platform to be at that part of the Land shown in green on the plan marked as Annexure “F” attached to the Supplemental Agreement as Appendix 8; and

(iii)
ensure that the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, shall be independent of the structures, mechanical and electrical equipment, protection systems and other facilities located on, or serving, the IR.

1.11A.2
Without prejudice to the generality of Clause 1.21 of this Lease, the Lessee hereby agrees that, after completion of the construction and installation of the Staircases and Platform and all external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform:

(i)	the Lessee will give written notice thereof to the Lessor;
(ii)
the Lessee shall, at the request of the Lessor, surrender to the Lessor or to such other party as the Lessor may direct, the Designated Staircases and Platform Stratum in order to ensure that the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform, will be independent of the IR, such surrender of the Designated Staircases and Platform Stratum to be on the basis that the Lessor shall not be required to pay to the Lessee any compensation, fee or charge to the Lessee on account of the foregoing; and

(iii)
the Lessee shall, at its own cost and expense, take all such steps as are necessary or appropriate in order to facilitate the surrender of the Designated Staircases and Platform Stratum to the Lessor or such other party as the Lessor may direct, as soon as practicable after any such request for surrender of the Designated Staircases and Platform Stratum is made by the Lessor.

1.11A.3	The Lessee hereby agrees that pending the surrender of the Designated Staircases and Platform Stratum to the Lessor or to such other party as the Lessor may direct:
(i)
the Lessee shall, at the request of the LTA, provide to the LTA and any person authorised by the LTA with or without workmen and others, access to the Staircases and Platform at all times, without any charge, payment, hindrance, obstruction or restriction whatsoever to facilitate maintenance of the Staircases and Platform and the external lighting, balustrade railings and any other facilities agreed by the Lessee and the Land Transport Authority to be installed by the Lessee in relation to the Staircases and Platform; and

(ii)
the Staircases and Platform shall be deemed to be areas designated or required by the LTA to be for public use and pursuant thereto, the Lessee hereby agrees that the open spaces or areas referred to in Clause 1.11.3 shall include, without limitation, the Staircases and Platform.”;

13.3.9	clause 6.1 of the Lease shall be deleted in its entirety and substituted with the following new clause 6.1:
“6.1
Neither party shall be liable for any loss or damage suffered or incurred by the other party (including liability to have the Security Deposit forfeited pursuant to Clause 1.5.4) arising from the first party’s delay in performing or failure to perform its obligations hereunder to the extent that such delay or failure results from any event of Force Majeure and for so long as such Force Majeure event continues to prevent the first party from performing and discharging such obligations, Provided That:

(i)	the same arises without the fault or negligence of the affected party;
(ii)
the affected party notifies the other party within two (2) Business Days of becoming aware of the same of such event of Force Majeure and the manner and extent to which its obligations are likely to be prevented or delayed; and

(iii)
in the event that any event of Force Majeure results in any delay or failure by the Lessee to pay or incur one hundred per cent (100%) of the Development Investment by the Target Date, Complete one hundred per cent (100%) of the Proposed GFA by the Target Date, or Complete the IR by the Target Date, the Lessee shall renew the Banker’s Guarantee or Insurance Performance Bond for such extended period as shall be necessary to ensure that the Banker’s Guarantee or Insurance Performance Bond shall be valid for a period of not less than six (6) months from the Target Date plus the period of delay caused by the event of Force Majeure. If the Lessee shall fail to renew the Banker’s Guarantee or Insurance Performance Bond in accordance with this Clause 6.1(iii) by the Target Date, then the Lessor shall, notwithstanding any other provision in this Lease, be entitled to demand the payment of the Security Deposit secured by the Banker’s Guarantee or Insurance Performance Bond and hold such monies as security for the due performance and observance by the Lessee of the terms and conditions of this Lease SAVE THAT the Lessee shall not be required to renew the Banker’s Guarantee or the Insurance Performance Bond for so long as the Banker’s Guarantee or the Insurance Performance Bond shall remain valid for a period of not less than six months after the date falling on the Target Date plus the period of delay caused by the event of Force Majeure.

Each party shall use its reasonable endeavours to minimise the duration and effects of any event of Force Majeure on the affected party.”; and
13.3.10	the following new clause shall be inserted into the Lease as new clause 1.26:
“1.26	PROVISION OF INFORMATION
1.26.1
The parties hereby agree that the Lessee shall fully disclose to the Lessor, within a reasonable time after receipt of the Lessor’s request, any relevant information in relation to the construction, building and/or development of the IR including information relating to the Lessee’s direct or indirect holding companies and all relevant financial information Provided That nothing herein shall require the Lessee to make disclosure to the Lessor of any of the foregoing which is price sensitive information or material non-public information (as used or defined under United States of America federal securities laws and regulations) prior to the disclosure to the public, but the Lessee shall ensure that on any disclosure of any such price sensitive information or material non-public information to the public, such information is made available to the Lessor either concurrently upon the disclosure thereof to the public or, where concurrent disclosure to the Lessor is not practicable, such information is made available to the Lessor as soon as reasonably possible thereafter.”.

13.4
Additional Amendments to the Lease: The Parties hereby further agree that the amendments to the Lease as more particularly provided in Clause 4.2.3(iv) and (v) of this Supplemental Agreement shall take effect forthwith upon issuance of the Alienation Notice.

14.	Costs Expenses and Stamp Fees
14.1
Costs and Expenses: The Lessee shall forthwith pay on demand all legal and other professional and technical fees and expenses on a full indemnity basis incurred by the Lessor in connection with the preparation, finalisation and completion of this Supplemental Agreement and in respect of all matters incidental thereto or arising therefrom or in connection therewith.

14.2	Stamp Fees: The Lessee shall pay all stamp fees payable in respect of this Supplemental Agreement (in duplicate).

15.	Contracts (Rights of Third Parties) Act (Chapter 53B)
15.1
Third Parties: A person who is not a party to this Supplemental Agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce or enjoy the benefit of any term of this Supplemental Agreement except and to the extent that the provisions of this Supplemental Agreement expressly provide for the Contracts (Rights of Third Parties) Act (Chapter 53B) to apply to them.

15.2
Waiver of Requirement for Consent: Notwithstanding any of the provisions set out in this Supplemental Agreement, the consent of any third party is not required for any rescission or variation (including any waiver, release or compromise of any liability under) of any of the provisions set out in this Supplemental Agreement nor for the termination of this Supplemental Agreement.

16.	Governing Law and Jurisdiction
This Supplemental Agreement is governed by and is to be construed in accordance with the laws of Singapore and the parties submit to the exclusive jurisdiction of the courts of Singapore.

Appendix 1
(Annexure “A” — Clause 3.3.2)

Appendix 2
(Annexure “A” — Clause 4.2.3(ii))

MARINA BAY
276X
EAST COAST PARKWAY
256A
264C
263L
316N

Legend

- Lot Boundary
- MBS (A) - additional land
- MBS (B) - additional land
- A 1
- A 4 (subterranean space)
- A 5 (subterranean space)
- A 6 (airspace)
- A 7 (airspace/subterranean space)
- AW 1 - FORESHORE *
- AW 2 - FORESHORE *

(* TRANSITION FROM FORESHORES ACT TO STATE LANDS ACT wef 1 JUL 2008)

SLA
SINGAPORE LAND AUTHORITY

Mapping & Land Records Land Data Division

PREPARED BY :	ANANDA
DATE	3 SEP 2009
MUKIM / TS NO:	TS 30
SCALE	1:3,400
PLAN [ ] SLA / LPB / 66.1.39-V2	

Note :
Area and boundaries are approximate only and are subject to adjustment after final survey

Appendix 3
(Plan of the Additional State Land)

SEA
TS30-00276X Pt
TS30-00276X Pt
" MBS (B) "
Area = 198.26 sq m
TS30-00276X Pt
" MBS (A) "
Area = 32.54 sq m
TS30-00256A
BAYFRONT AVENUE
RAFFLES AVENUE
EAST COAST PARKWAY
SHEARES AVENUE
BAYFRONT AVENUE
276X
256A
SEA
SEA
LOCATION MAP
Not to Scale
LEGEND
Subject Site (Area=230.80 sq m)
" MBS (A) "
" MBS (B) "
Safeguarded Road Line

SINGAPORE LAND AUTHORITY

Mapping & Land Records
Land Data Division

PREPARED BY	HAJJAH JUNAIDAH
DATE	13/06/ 2008
TS NO	30
SCALE	1:500

NOTE :
AREA AND BOUNDARIES ARE SUBJECT TO ADJUSTMENT AFTER FINAL SURVEY

Appendix 4
(Plan of Surrender Areas)

Parcel A2
169.8 sqm
316N pt
Parcel A3
107.8 sqm
316N pt
316N pt
264C
263L
EAST COAST PARKWAY

Legend

- Subject sites
- Lot Boundary
- Road Reserve Line

N

SLA
SINGAPORE LAND AUTHORITY

Mapping & Land Records
Land Data Division

PREPARED BY :	ANANDA
DATE	29 MAY 2009
VUKIM / TS NO:	TS 30
SCALE	1:2,000
PLAN [ ] in SLA/LA/10A.1.634	

Note :
Area and boundaries are approximate only and are subject to adjustment after final survey

Appendix 5
(Annexure “D” — Accepted Proposal)
1.	Volume 1 (Executive Summary — The Big Picture);
2.	Volume 2 (The Design Report — The Vision Realized);
3.	Volume 3 (Operations — The Formula for Success);
4.	Volume 4 (Public Attraction — The ArtScience Museum); and
5.	Volume 5 (Financial and Economics — The Benefits to Singapore).
6.	Annexes from Volume 2
Worksheet A: Use Mix of the IR

Worksheet B: Greenery Provision

Worksheet C: Name(s) of Architect(s) / Designer(s) and Architectural and Consultant Teams(s)
7. Annexes from Volume 5
Worksheet A: Development Investment (DI) of the IR

Worksheet B: Gross Floor Area (GFA) of the IR

Worksheet C1: Pro-Forma Income and Expenditure Statements for Individual Components of the IR

Worksheet C2: Consolidated Pro-Forma Income and Expenditure Statement of the IR

Worksheet D: Cash Flow of the IR

Worksheet E: Estimated Tax Revenue

Worksheet F: Total Attendance of the IR

Worksheet G: Total Additional Spending in Singapore Due to the IR

Worksheet H: Employment at the IR

Appendix 6
(Form of Amendment to Banker’s Guarantee)

To:	Singapore Tourism Board
Tourism Court
1 Orchard Spring Lane
Singapore 247729
(hereinafter called “STB”)
Dear Sirs
AMENDMENT GUARANTEE TO SECURITY DEPOSIT GUARANTEE NO. [•] FOR SGD [•]
WHEREAS:
(i)
We refer to the Security Deposit Guarantee No. [•] dated 14 January 2008 (the “Security Deposit Guarantee”) issued in favour of STB pursuant to Clause 5 of the Development Agreement (the “Development Agreement”) dated 23 August 2006 and executed between STB and Marina Bay Sands Pte Ltd (the “Company”).

(ii)
The Development Agreement has been amended, modified and supplemented pursuant to the Supplemental Agreement (the “Supplemental Agreement”) dated on or about the date hereof and made between STB and the Company and it is a condition of the Supplemental Agreement that we issue this Amendment Guarantee to STB.

NOW THIS AMENDMENT GUARANTEE WITNESSES as follows:
1.
Words and expressions which are specifically defined in the Development Agreement (as amended, modified and supplemented by the Supplemental Agreement) shall, unless otherwise defined in this Amendment Guarantee, have the same meanings when used in this Amendment Guarantee.

2.	At the request of the Company, we [•] agree that with effect from the date hereof, the Security Deposit Guarantee shall be amended as follows:
(a)	the first sentence of Clause 4 thereof shall be replaced in its entirety with the following sentence:

“This Guarantee is conditional upon a claim as specified herein being made by STB by way of a notice in writing addressed to us and the same being received by us at [insert address of Bank’s notification office] at any time before the date falling one hundred and eighty (180) days from the Expiry Date.”

(b)	the insertion of the following new Clause 4A:
“4A.
Our obligation to make payment to STB under this Guarantee shall be a primary, independent and absolute obligation and we shall not be entitled to delay or withhold payment for any reason whatsoever and any claim or demand made by STB under this Guarantee shall be conclusive evidence of our liability and of the amount of the sum or sums which we are liable to pay to STB, notwithstanding any objection made by the Company or any other person.”; and

(c)	the insertion of the following new Clause 4B:
“4B.
Our obligations and liability under this Guarantee shall remain in full force and effect prior to the date falling one hundred and eighty (180) days from the Expiry Date and shall not be discharged, released, reduced or affected in any way by reason of any of the following: (a) any time, indulgence, concession, waiver or consent at any time given to any person, (b) any amendment, modification or supplement (however fundamental and whether or not it increases or might result in the increase of our obligations under this Guarantee) to any provision of the Development Agreement (as amended, modified and supplemented by the Supplemental Agreement, the “Amended Development Agreement”), the Supplemental Agreement or any other document, (c) any provision of this Guarantee, the Amended Development Agreement or the Supplemental Agreement or any obligations of any party under any such document being or becoming illegal, invalid, void, voidable or unenforceable for any reason whatsoever, (d) the winding-up, insolvency or liquidation of the Company or any other person, or any step being taken for any such winding-up, insolvency or liquidation, or (e) any other fact, circumstance, act, event, omission or provision of statute or law or otherwise which but for this clause might operate to discharge, impair or otherwise affect any of our obligations under this Guarantee or any of the rights, powers or remedies conferred on STB by this Guarantee or by law.”

3.
We hereby acknowledge and confirm that save for the amendments to the Security Deposit Guarantee described in Clause 2 above, all other provisions of the Security Deposit Guarantee are hereby confirmed and shall remain in full force and effect. For the avoidance of doubt, we further acknowledge and confirm that our obligations under the Security Deposit Guarantee, as amended, modified and supplemented by this Amendment Guarantee, remain valid, legally binding and enforceable, notwithstanding the fact that the Development Agreement has been amended, modified and supplemented by the Supplemental Agreement.

4.
The Security Deposit Guarantee and this Amendment Guarantee shall be read and construed as one document and this Amendment Guarantee shall be considered to be part of the Security Deposit Guarantee and, without prejudice to the generality of the foregoing, here the context so allows, references in the Security Deposit Guarantee to “this Guarantee” shall be read and construed as references to the Guarantee as amended, modified and supplemented by this Amendment Guarantee.

5.	This Amendment Guarantee shall be governed by and construed in accordance with the laws of the Republic of Singapore and subject to the jurisdiction of the Singapore courts.
Dated this [     ] day of [     ].
IN WITNESS WHEREOF this Amendment Guarantee has been executed on the date specified above.

[Signed Sealed and Delivered for and on behalf of [ ] by its Attorney [ ] acting under a Power of Attorney dated [ ]	}
(a copy of which was deposited in the Registry of the Supreme Court, Singapore on [ ] and registered as No. [ ]) in the presence of:_______]		]

Appendix 7
(Annexure “E” — Plan showing location of Foundation for Pedestrian Bridge)

Appendix 8
(Annexure “F” — Plan showing location of Staircases and Platform)

Schedule
(Components of the IR and Component Finish Dates)

A. COMPONENT
FINISH DATE	B. COMPONENT
End First Quarter 2010	• Approximately 1,000 hotel rooms
• Up to 50% of the retail space
• Approximately 1,800 F&B seats including three Celebrity Chef restaurants
• Casino
• MICE facilities including two levels of expo space, level 4 meeting rooms and grand ballroom[1]
• Upper-level promenade[2]
• Event Plaza, including lower-level promenade area[3]
• ArtScience Museum appears externally complete

15 May 2010	• Remaining 1,500 hotel rooms

30 June 2010	• Remaining retail space, subject to tenant leasing and fit-out
• Remaining three Celebrity Chef restaurants
• All SkyPark areas, subject to tenant leasing and fit-out
• IR appears externally complete

30 September 2010	• Resident theatre

31 December 2010	• Mixed use theatre
• Crystal Pavilions, subject to tenant leasing and fit-out
• ArtScience Museum
• Light and water show
• MICE facilities on level 3

[1]	The Lessee shall Finish the third level MICE facilities no later than 31 December 2011.

[2]
This will supersede the time for completion in clause 4.12.14 and the corresponding item in Table 5 of Annex B1 to the RFP which currently require Completion of the Waterfront Promenade by latest end December 2009 or concurrently with the TOP of the First Phase and may be subject to change due to ongoing discussions between the Parties and the Competent Authorities.

[3]
This will supersede the time for completion in clause 4.12.14 and the corresponding item in Table 5 of Annex B1 to the RFP which currently require Completion of the Waterfront Promenade and the Event Plaza concurrently with the TOP of the First Phase.

In witness whereof this Supplemental Agreement has been entered into on the date stated at the beginning.

The Lessor

Signed by for and behalf of SINGAPORE TOURISM BOARD	}	/s/ Aw Kah Peng Chief Executive

/s/ Margaret Teo
Witness’ signature

Name: Margaret Teo

Address:

The Lessee

Signed by for and behalf of MARINA BAY SANDS PTE. LTD.	}	/s/ George Tanasijevich Vice President Singapore Development

/s/ S Surenthiraraj
Witness’ signature

Name: S Surenthiraraj

Address: